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                                                                    Exhibit 1.1





                               RAYCHEM CORPORATION

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                                (DEBT SECURITIES)



                                October 20, 1998


               From time to time, Raychem Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the underwriter or the several underwriters, as the case may be, named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this "Agreement". Terms defined in the Underwriting Agreement are used herein as therein defined.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-31395), including a prospectus, relating to the Offered Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and
(ii) a related prospectus dated September 24, 1998 (the "Basic Prospectus"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Prospectus" means the Basic Prospectus together with the Prospectus




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Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein, and the term "Registration Statement" shall include the documents incorporated or deemed to be incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

               (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
        (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
        (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (a "Form T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of any trustee.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in


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        good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) The total assets of Raychem Limited, a United Kingdom corporation, Raychem N.V., a Belgian corporation, K.K. Raychem, a Japanese corporation, and Raychem GmbH, a German corporation, (each a "Subsidiary" and together, the "Subsidiaries"), excluding their subsidiaries, and the Company, determined on a consolidated basis, are equal to at least 70% of the total consolidated assets of Raychem Corporation.

               (f) This Agreement has been duly authorized, executed and delivered by the Company.

               (g) The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized by the Company and, prior to the issuance and sale of the Offered Securities to the Underwriters, will have been duly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (h) The Offered Securities have been duly authorized and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will have been duly executed by the Company, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its




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        subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

               (j) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

               (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (m) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (o) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates



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        associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (p) The Company has complied, if applicable, with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               (q) The Company is eligible to use Form S-3 under the Securities Act pursuant to the standards for that Form as in effect immediately prior to October 21, 1992.

               2. TERMS OF PUBLIC OFFERING. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

               3. PAYMENT AND DELIVERY. Except as otherwise provided in this
Section 3, payment for the Offered Securities shall be made to the Company by transfer of same day funds at the time set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

               4. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters are subject to the following conditions:

               (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

                               (i) there shall not have occurred any
               downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                               (ii) there shall not have occurred any change, or
               any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of



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                any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of the General Counsel of the Company, dated the Closing Date, to the effect that:

                               (i) the Company is duly qualified to transact
               business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                               (ii) each subsidiary of the Company (except for
               subsidiaries organized and existing under the laws of a jurisdiction other than the United States of America, a state thereof or the District of Columbia) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each Subsidiary has been duly incorporated under the laws of the jurisdiction of its incorporation; Raychem Limited is validly existing as a corporation in good standing under the laws of the United Kingdom.

                               (iii) neither the execution nor the delivery by
               the Company of, nor the performance by the Company of its obligations under, this Agreement, the Indenture or the Offered Securities will (i) contravene any provision of the Company's certificate of incorporation or by-laws, (ii) violate any law applicable to the Company or any of its subsidiaries, or (iii) to the knowledge of such counsel, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under,




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                (A) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (B) any order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.

                               (iv) the statements (A) in "Item 3 - Legal
               Proceedings" of Part I of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, and (B) in the Company's Current Report on Form 8-K dated August 10, 1998, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                               (v) after due inquiry, such counsel does not know
               of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required; and

                               (vi) each document filed pursuant to the Exchange
               Act and incorporated by reference in the Registration Statement or the Prospectus (except for financial statements and schedules and other financial data included therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

               (d) The Underwriters shall have received on the Closing Date an opinion of Heller Ehrman White & McAuliffe, outside counsel for the Company, dated the Closing Date, to the effect that:

                               (i) the Company has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the State of California;

                               (ii) the Company has all requisite corporate
               power and corporate authority to own and operate its properties and to carry on its business as described in the Prospectus;

                               (iii) this Agreement has been duly authorized by
               all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;



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                               (iv) the Indenture has been duly qualified under
               the Trust Indenture Act; the Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

                               (v) the Offered Securities have been duly
               authorized by all necessary corporate action on the part of the Company, have been duly executed by the Company and, when authenticated by the Trustee in the manner provided for in the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and will be entitled to the benefits of the Indenture;

                               (vi) No governmental consents, approvals,
               authorizations, registrations, declarations, qualifications or filings are required in connection with the offering, issuance or sale of the Offered Securities or for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as have been made or obtained under the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission under the Securities Act and the Trust Indenture Act or such as may be required under state securities laws for the offering and sale of the Offered Securities;

                               (vii) the statements (A) in the Prospectus under
               the captions "Description of Offered Securities" and "Description of Debt Securities" and (B) in the Registration Statement under
               Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

                               (viii) the Company is not an "investment company"
               or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;



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                               (ix) if applicable, such counsel is of the
               opinion ascribed to it in the Prospectus under the caption "Taxation" (or other similar caption, as the case may be);

                               (x) the Registration Statement, at the time it
               became effective, and the Registration Statement and the Prospectus, as of the date such opinion is delivered (in each case other than the financial statements and schedules included therein and the documents incorporated or deemed to be incorporated by reference therein and other than any Form T-1, with respect to which such counsel need express no opinion) complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and

                               (xi) no facts have come to the attention of such
               counsel that have led them to believe that the Registration Statement, at the time the Registration Statement became effective or as of the date such opinion is delivered, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date such opinion is delivered, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel may state that they express no opinion, view or belief with respect to financial statements and schedules and other financial data included in the Registration Statement or the Prospectus or with respect to any Form T-1.

               (e) The Underwriters shall have received on the Closing Date an opinion of Brown & Wood LLP, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs
        (iii), (iv), (v), (vii) (but only as to the statements in the Prospectus under "Description of Offered Securities" and "Description of Debt Securities"), (x) and (xi) of paragraph (d) above.

               In rendering their opinion pursuant to paragraph (d) above, Heller Ehrman White & McAuliffe may state that the opinions set forth in subparagraphs (iv) and (v) thereof regarding the execution, delivery, validity, binding effect and enforceability of the Indenture and the Offered Securities against the Company, the opinion set forth in subparagraph (vii) thereof regarding the information in the Prospectus under the captions "Description of Offered Securities" and "Description of Debt Securities" and any other opinion that might be governed by the laws of the State of New York, are rendered as if the Indenture and the Offered Securities were governed by and construed in accordance with the laws of the State of California but without regard to California conflict of law principles and that such counsel does not express any opinion, view or belief with respect to the relationship of the laws of the State of New York to those of the State of California. With respect to the subparagraph (xi) of paragraph (d) above, Heller Ehrman White & McAuliffe and Brown & Wood LLP may state that their belief is based upon their



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        participation in the preparation of the Registration Statement and
        Prospectus and any amendments or supplements thereto (but not including documents incorporated or deemed to be incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated or deemed to be incorporated therein by reference), but is without independent check or verification, except as specified.

               The opinions of the General Counsel of the Company and of Heller Ehrman White & McAuliffe described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (f) At the date of this Agreement, the Underwriters shall have received a letter, dated the date of this Agreement, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated or deemed to be incorporated by reference into the Prospectus.

               (g) The Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated the Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 4(f) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Date.

               5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish the Manager, without charge, one signed copy (or photocopy thereof) of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated or deemed to be incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

               (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply



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        with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as foreign corporation or securities dealer in any jurisdiction where it is not so qualified.

               (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

               (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

               (g) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Offered Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of any preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Offered Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the Offered Securities; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

               6. INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(c) hereof or unless the defect giving rise to such losses, claims, damages or liabilities shall have been cured in a document incorporated or deemed to be incorporated by reference in the Prospectus.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d)  To the extent the indemnification provided for in paragraph
        (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the aggregate net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective aggregate principal amounts of Offered Securities they have purchased hereunder, and not joint.

               (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
        Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and
        (iii) acceptance of and payment for any of the Offered Securities.

               7. TERMINATION. This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through
(iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

               8. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities of any Series that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Offered Securities of such Series which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities of such Series to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities of such Series set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Offered Securities of such Series set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities of such Series which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities of any Series that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities of such Series without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities of any Series and the aggregate amount of Offered Securities of such Series with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities of such Series to be purchased on such date, and arrangements satisfactory to the Manager and the

Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

               9. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               11. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             UNDERWRITING AGREEMENT



                                October 20, 1998



Raychem Corporation
300 Constitution Drive
Menlo Park, California  94025

Dear Sirs and Mesdames:


               We (collectively, the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Raychem Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $400,000,000 aggregate principal amount of its 7.20% Notes due 2008 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of October 23, 1998 (the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee").

               Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Offered Securities set forth below opposite their respective names at a purchase price of 99.024% of the principal amount of the Offered Securities, plus accrued interest from October 15, 1998 to the date of payment and delivery:


                                             Principal Amount of
                 Name                         Offered Securities
--------------------------------------       -------------------
Morgan Stanley & Co. Incorporated              $220,000,000
Chase Securities Inc.                            60,000,000
J.P. Morgan Securities Inc.                      60,000,000
NationsBanc Montogomery Securities LLC           60,000,000
                                                -----------
        Total........................          $400,000,000
                                                ===========

               The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Brown & Wood LLP, 555 California Street, San Francisco, California 94104, at

7:00 a.m. (San Francisco time) on October 23, 1998, or at such other time, not later than 5:00 p.m. (New York time) on October 30, 1998, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date".

               The Offered Securities shall have the terms set forth in the Prospectus dated September 24, 1998, and the Prospectus Supplement dated October 20, 1998, including the following:



        Maturity Date:              October 15, 2008

        Interest Rate:              7.20% per annum (the "Original Interest Rate"); provided
                                    that if, on any date (a "Step-up Date") during the
                                    period (the "Four Year Period") beginning on October 23,
                                    1998 (the "Original Issue Date") and ending on the date
                                    which is the fourth anniversary of the Original Issue
                                    Date, the rating on the Notes is decreased to below
                                    Investment Grade (as defined) by either of the Rating
                                    Agencies (as defined), then the interest rate on the
                                    Notes shall be automatically increased, effective from
                                    and including the Step-up Date, to a per annum rate (the
                                    "Step-up Rate") equal to the sum of Original Interest
                                    Rate plus 100 basis points; and provided, further, that
                                    if, on any date (a "Step-down Date") (whether during or
                                    after the Four Year Period) when the interest rate on
                                    the Notes is the Step-up Rate, the rating on the Notes
                                    shall be increased so that the Notes are rated as
                                    Investment Grade by both Rating Agencies, then the
                                    interest rate on the Notes shall be automatically
                                    decreased, effective from and including the Step-down
                                    Date, to the Original Interest Rate; it being understood
                                    that the interest rate on the Notes may from time to
                                    time be increased to the Step-up Rate (but only during
                                    the Four Year Period) and, if so increased, thereafter
                                    decreased to the Original Interest Rate (both during and
                                    after the Four Year Period) as set forth in the provisos
                                    to this sentence.  For purposes of the preceding
                                    sentence, a change in the rating on the Notes by any
                                    Rating Agency shall be deemed to have occurred on such
                                    date as such Rating Agency shall have publicly announced
                                    such change.

        Redemption Provisions:      The Offered Securities are subject to redemption at the
                                    option of the Company on the terms set forth in
                                    the preliminary Prospectus Supplement dated
                                    September 24, 1998; provided that the discount
                                    rate used for purposes of calculating the
                                    redemption price shall be the Treasury Rate (as
                                    defined) plus 35 basis points.


        Interest Payment Dates:     April 15 and October 15, commencing April 15, 1999
                                    Interest accrues from October 15, 1998

        Form and Denomination:      The Offered Securities will be issued in permanent
                                    global form, without coupons, in denominations of $1000
                                    and integral multiples thereof.

        Price to Public:            99.674% of the principal amount, plus accrued interest.

               All provisions contained in the document entitled Raychem Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated October 20, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that, if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

               Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                    Very truly yours,



                                    MORGAN STANLEY & CO. INCORPORATED
                                    CHASE SECURITIES INC.
                                    J.P. MORGAN SECURITIES INC.
                                    NATIONSBANC MONTGOMERY SECURITIES LLC

                                    Acting severally on behalf of themselves and as representatives of the several Underwriters named herein



                                    By:  MORGAN STANLEY & CO. INCORPORATED



                                    By:         /s/ Michael Fusco
                                       -----------------------------------------
                                       Name:  Michael Fusco
                                       Title:  Vice President


Accepted:

RAYCHEM CORPORATION


By:    /s/ Raymond J. Sims
   ----------------------------------
     Name: Raymond J. Sims
     Title: Senior Vice President and
     Chief Financial Officer